SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                               M.A. HANNA COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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1) Title of each class of securities to which transaction applies:



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2) Aggregate number of securities to which transaction applies:



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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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4) Proposed maximum aggregate value of transaction:



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5) Total fee paid:

     [_]  Fee paid previously with preliminary materials:



--------------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                M.A.Hanna Company
          SUITE 36-5000, 200 PUBLIC SQUARE, CLEVELAND, OHIO 44114-2304


To Our Stockholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the 1999 annual meeting of stockholders of the Company to be held on Wednesday, May 5, 1999, at 10:30 A.M. at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio.

     At the meeting, in addition to considering and acting on the matters described in the Proxy Statement, there will be a management report. Following the report, there will be an opportunity for stockholders to ask questions about the Company and its operations.

     If you will need special assistance at the meeting because of a disability, please contact the office of the Corporate Secretary at the above address.

     Whether or not you currently plan to attend the meeting, it is important that you exercise your right to vote. Please sign, date and return the proxy card or vote by telephone.

     I look forward to seeing you on May 5.



                                         Sincerely,



                                         /S/ M. D. Walker
                                         ---------------------------------------
                                         M. D. Walker
                                         Chairman and Chief Executive Officer

                               M.A.Hanna Company
                        SUITE 36-5000, 200 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-2304


                            Notice of Annual Meeting


     The annual meeting of stockholders of M.A. Hanna Company will be held on Wednesday, May 5, 1999 at 10:30 A.M. at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio, for the following purposes:

     (1)  Electing eleven directors for the ensuing year;

     (2)  Ratifying the appointment of independent public accountants; and

     (3) Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 10, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                                                JOHN S. PYKE, JR.
                                   Vice President, General Counsel and Secretary


March 18, 1999

     PLEASE  FILL  OUT,  SIGN  AND MAIL  THE  ENCLOSED  FORM OF PROXY OR VOTE BY
TELEPHONE IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
NOTICE OF ANNUAL MEETING .........................................

PROXY STATEMENT ..................................................            1

General Information ..............................................            1

ELECTION OF DIRECTORS ............................................  (ITEM 1)  1

Meetings and Committees of the Board of Directors ................            3

Holdings of Shares of the Company's Common Stock .................            5

Section 16(a) Beneficial Ownership Reporting Compliance ..........            5

Executive Compensation ...........................................            5

Defined Benefit Retirement Plans .................................            9

Board Compensation and Organization Committee Report
   on Executive Compensation .....................................           10

Compensation Committee Interlocks and Insider Participation ......           12

Performance Graph ................................................           13

Directors' Compensation ..........................................           14

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS ...................................  (ITEM 2) 15

Submission of Stockholder Proposals ..............................           15

Other Matters ....................................................           15

                                PROXY STATEMENT

                               General Information

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of M.A. Hanna Company of proxies to be used at the annual meeting of stockholders of the Company to be held on Wednesday, May 5, 1999. The meeting will be held at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio.

     If the accompanying form of proxy is properly executed and returned, or the proxy is granted by calling the specially designated telephone number as described on the accompanying form of proxy, the shares represented by it will be voted and, where a specification is made by the stockholder, as provided therein, will be voted in accordance with such specification. If no such specification is made, the shares will be voted in accordance with the recommendations of the Company's management. The proxy may, nevertheless, be revoked prior to its exercise by delivering written notice of revocation to the Company, by executing a later dated proxy or by attending the meeting and voting in person. For stockholders participating in the Company's Dividend Reinvestment and Stock Purchase Plan, the administrator will only vote the shares that it holds for the participant's account in accordance with the proxy returned by the participant and the procedures set forth above. If a proxy is not returned or returned unsigned, none of the shares represented by that proxy, whether held in the Dividend Reinvestment and Stock Purchase Plan or otherwise, will be voted.

     At the annual meeting, the results of stockholder voting will be tabulated by the inspectors of election appointed for the annual meeting. The Company intends to treat properly executed proxies that are marked "abstain" or that are held in "street name" by brokers and are not voted on one or more particular proposals (if otherwise voted on at least one proposal) as "present" for purposes of determining whether a quorum has been achieved at the annual meeting. Directors will be elected by a plurality vote. Votes withheld in respect of the election of directors will not be counted in determining the outcome of that vote. In respect of the proposal to ratify the appointment of independent public accountants, abstentions will be treated as votes against the proposal and broker non-votes will be treated as having no effect on the outcome of the vote.

     At the close of business on March 10, 1999, the record date for the annual meeting, the Company had outstanding and entitled to vote 49,635,695 shares of Common Stock. Each share of Common Stock is entitled one vote on each matter brought before the meeting.

     The Company has retained Morrow & Co., Inc., a proxy solicitation firm, for a fee of $7,500 plus reimbursement of normal expenses, to assist employees of the Company in the solicitation of proxies by personal interview, telephone and other means. The cost of solicitation of proxies will be borne by the Company.

     The Notice of Annual Meeting, Proxy Statement and form of proxy are first being mailed to stockholders on approximately March 18, 1999. The Annual Report of the Company for the year ended December 31, 1998 was first mailed to stockholders on March 16, 1999, but the Annual Report is not deemed to be part of this Proxy Statement.

     At the annual meeting of stockholders of the Company held on May 6, 1998, approximately 89% of the then outstanding shares were present at the meeting and voting.

                            1. ELECTION OF DIRECTORS

     The Board has nominated the ten incumbent Directors and Mr. David H. Hoag for election at the 1999 annual meeting. All nominees except Mr. Hoag and Messrs. R. A. Garda and M.D. Walker, who were elected to the Board on August 4, 1998 and October 7, 1998, respectively, were previously elected by stockholders.

     It is intended that shares represented by the proxies in the accompanying form will be voted for the election of the eleven nominees listed below to serve as directors for a term of one year and until their successors are elected and qualified. If any nominee should be unable or unwilling to serve as a director, which the Board of Directors does not anticipate, the proxies will be voted for such other person as the Board of Directors may select or the size of the Board may be reduced accordingly.

     The following table lists information as of January 31, 1999 as to each nominee for director, his or her principal occupation or employment and certain other directorships. Except as otherwise indicated each nominee has had the same principal occupation or employment during the past five years.

  Nominee for Director           Principal Occupation and Other Directorships
  --------------------           --------------------------------------------
CAROL A. CARTWRIGHT           President,  Kent State  University  (public higher
Ph.D.                         education institution),  1991 to date. Director of
Director since 1994           KeyCorp  (formerly Key Bank N.A.) and  FirstEnergy
Age--57                       (formerly  Ohio  Edison  Company).  Member  of the
                              National    Collegiate    Athletic     Association
                              Presidents Council.

WAYNE R. EMBRY                President  and  Chief   Operating   Officer,   The
Director since 1990           Cleveland   Cavaliers   (professional   basketball
Age--61                       team),  1986 to date.  Director  of Ohio  Casualty
                              Insurance Company.

J. TREVOR EYTON, O.C.         Senior Group  Chairman,  EdperBrascan  Corporation
Director since 1986           (natural resources, power generation and financial
Age--64                       services).   Member  of  the   Senate  of  Canada.
                              Director of Barrick  Gold  Corporation,  Coca Cola
                              Enterprises Limited,  Trilon Financial Corporation
                              and Noranda, Inc.

ROBERT A. GARDA               Executive-in-Residence,   The   Fuqua   School  of
Director since 1998           Business,   Duke   University,   1997   to   date.
Age--59                       Independent consultant,  1995-1997;  President and
                              Chief  Executive  Officer,   Aladdin   Industries,
                              1994-1995;    Director,    McKinsey   &   Company,
                              1972-1994. Director of Insect Biotechnology, Inc.

GORDON D. HARNETT             Chairman,  President and Chief Executive  Officer,
Director since 1997           Brush Wellman Inc. (specialty materials),  January
 Age--56                      1991  to  date.   Director  of  Essef  Corp.,  The
                              Lubrizol Corp. and National City Bank.

DAVID H. HOAG                 Retired.   Chairman  of  LTV  Corporation   (steel
Age--59                       manufacturing),  1991-February  1,  1999 and Chief
                              Executive Officer 1991-September 1998. Director of
                              Brush Wellman Inc., The Chubb Corporation, Federal
                              Reserve   Bank   of   Cleveland,    The   Lubrizol
                              Corporation and Karrington Health, Inc.

GEORGE D. KIRKHAM             Retired financial industry executive.
Director since 1975
Age--66

DAVID BAKER LEWIS             Chairman,  Lewis  &  Munday  (attorneys),  1982 to
Director since 1997           date. Director of LGE Energy Corp., Comerica Bank,
Age--54                       Michigan and TRW Inc.

MARVIN L. MANN                Chairman,  Lexmark  International,   Inc.  (office
Director since 1991           machines), 1991 to 1998. Director of Imation, Inc.
Age--65                       and Lexmark and member of the Independent Board of
                              Trustees, Fidelity Investments.

RICHARD W. POGUE              Senior Advisor, Dix & Eaton Inc. (public relations
Director since 1988           firm),  July 1,  1994  to  date;  Senior  Partner,
Age--70                       Jones,  Day,  Reavis & Pogue  (attorneys)  1993 to
                              June 30,  1994;  Managing  Partner,  1984 to 1992.
                              Director   of   Continental    Airlines,    Derlan
                              Industries   Limited,  IT  Group,   KeyCorp,   LAI
                              Worldwide, Rotek Incorporated and TRW Inc.

MARTIN D. WALKER              Chairman  and  Chief  Executive  Officer  of  M.A.
Director since 1986           Hanna,  October 1998 to date;  Chairman January 1,
Age--66                       1997-June 30, 1997;  Chairman and Chief  Executive
                              Officer 1986-1996.  Director of Comerica Inc., The
                              Goodyear   Tire   &   Rubber   Company,    Lexmark
                              International,   Inc.,  Meritor  Automotive  Inc.,
                              Reynolds  and Reynolds  Company,  Textron Inc. and
                              The Timken Company.

     The following table sets forth information as to the beneficial ownership of the Company's Common Stock on January 31, 1999 by each director, the chief executive officer and the four other most highly compensated executive officers and, as a group, the foregoing persons and other executive officers. Except as indicated in the footnotes, the directors have sole voting and investment power over the shares listed.

                                                                                                   Total
                                                                                                 Shares &
                                                                              Shares or            Share
                                             Shares        Percent of     Share Equivalent      Equivalent
                                          Beneficially     Outstanding    Held in Deferred     Beneficially
Name                                          Owned          Shares      Compensation Plans        Held
----                                        --------        --------       --------------        --------
C. A. Cartwright ......................      25,420(1)         *                 1,565              26,985
W. R. Embry ...........................      27,252(1)         *                 1,684              28,936
J. T. Eyton ...........................      18,740(2)         *                 7,846              26,586
R. A. Garda ...........................       7,000            *                   243               7,243
G. D. Harnett .........................       8,502(2)         *                 3,588              12,090
G. D. Kirkham .........................      45,984(1)(3)      *                 1,684              47,668
D. B. Lewis ...........................       9,026(2)         *                   672               9,698
M. L. Mann ............................      39,684(1)         *                12,739              52,423
R. W. Pogue ...........................      55,035(1)         *                 1,684              56,719
M. D. Walker ..........................   1,020,868(4)(5)      2.06%            10,321           1,031,189
K. J. Darragh .........................      44,745(4)         *                 3,744              48,489
M. S. Duffey ..........................      56,148(4)         *                     0              56,148
G. W. Henry ...........................     119,819(4)         *                     0             119,819
D. R. Schrank .........................     172,342(4)         *                 8,066             180,408
All directors and executive officers
as a group ............................   1,908,546            3.85%            74,140           1,982,686

----------
* The shares beneficially owned amount to less than one percent of the outstanding shares of the Company's Common Stock.

(1) Includes 22,500 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan.

(2) Includes 7,500 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan.

(3) Includes 16,200 shares as to which Mr. Kirkham has shared investment and voting power; the shares are held by a trust for which he serves as co-trustee; Mr. Kirkham disclaims any beneficial interest in such shares.

(4) Includes shares which may be acquired within 60 days through the exercise of stock options, as follows: 719,988, 31,901, 39,950, 73,304, 150,515 and
     162,224 shares for Messrs. Walker, Darragh, Duffey, Henry and Schrank and the other executive officers, respectively.

(5) Includes 2,000 shares owned by Mr. Walker's wife; Mr. Walker disclaims any beneficial interest in such shares.

                Meetings and Committees of the Board of Directors

     The Board of Directors held 9 meetings in 1998. All director-nominees attended at least seventy-five percent of the meetings of the Board and committees of the Board on which each served except Mr. Eyton.

     In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to the Board's five standing committees. The standing committees and their principal functions are as follows:

     The Audit Committee, composed of directors who are not employees of the Company, held 4 meetings in 1998 with the Company's Chief Financial Officer, Chief Accounting Officer, General Counsel, Director of Internal Audit and independent public accountants to review the plan and results of the audit by the independent accountants, the Company's financial statements, the scope and results of the Company's internal auditing procedures, the adequacy of the Company's system of internal controls and the Company's environmental and litigation exposures and its health and safety record. The Committee also selects and appoints independent public accountants to serve as the Company's auditors each year. Present members are R. A. Garda, G. D. Harnett, G. D. Kirkham, D.B. Lewis and R. W. Pogue (Chair).

     The Board Governance Committee held 2 formal meetings in 1998. Pursuant to the Guidelines on Significant Corporate Goverance Issues adopted by the Board, the Committee conducts assessments of the Board's performance and recommends changes in the policies and operations of the Board and its Committees. It also acts as a nominating committee of the Board and recommends qualified candidates for election as directors. Stockholders wishing to nominate candidates for consideration by the Committee can do so by writing to the Corporate Secretary and providing the candidate's name, appropriate biographical data and qualifications. Present members are C. A. Cartwright, W. R. Embry (Chair), G. D. Kirkham and M. D. Walker.

     The Compensation and Organization Committee, composed of directors who are not employees of the Company, held 6 meetings in 1998. It approves remuneration arrangements and succession plans for senior management and administers the Company's executive compensation plans. Present members are C. A. Cartwright, W.
R. Embry, J. T. Eyton, M. L. Mann (Chair) and R. W. Pogue.

     The Executive Committee exercises all of the authority of the Board of Directors during intervals between meetings of the Board except for those powers to be exercised only by other committees of the Board, the declaration of any dividend, the issuance of stock and the powers which pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, as amended, may not be delegated to a Committee. It did not formally meet in 1998. Present members are
J. T. Eyton, M. L. Mann, R. W. Pogue and M. D. Walker (Chair).

     The Finance Committee, composed of directors who are not employees of the Company, held 2 meetings in 1998. It is responsible for overseeing the Company's financial policies and capital structure, management of foreign exchange risk and banking relationships. The Committee is also responsible for overseeing the funding, financial performance and administration of the Company's retirement plans and the accounting for the plans. Present members are C.A. Cartwright (Chair), W. R. Embry, J. T. Eyton, R. A. Garda, G. D. Harnett and D. B. Lewis.

                Holdings of Shares of the Company's Common Stock

     The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of the Company as of December 31, 1998. The nature of the beneficial ownership is set forth in the footnotes below.

                                                                 Shares        Percent of
     Beneficial Owner                                      Beneficially Owned  Outstanding
     ------------                                             -------------     --------
     FMR Corp. ...........................................     5,317,295(1)      10.725%
     82 Devonshire Street
     Boston, MA 02109

     Wachovia Bank of North Carolina, N.A., ..............     4,394,259(2)       8.85%
     Trustee of the M.A. Hanna
     Associates Ownership Trust
     301 North Main Street
     Winston-Salem, NC 27102

----------
(1) Sole dispositive power, according to Schedule 13G dated February 1, 1999, as filed with the Securities and Exchange Commission.

(2) Shared voting and dispositive power. Shares of Common Stock are periodically allocated and released from the Trust to satisfy funding requirements under certain of the Company's compensation and benefit plans ("Plans"). Participants in and trustees of the Plans under confidential voting procedures have authority to vote all shares allocated to them or to instruct that the shares not be voted. Unallocated shares held in the Trust are voted in the same proportions as the shares for which instructions have been received.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's Directors and certain officers to report ownership of M.A. Hanna securities and benefit plan interests and subsequent acquisitions, dispositions or other transfer of interests in such securities if and to the extent reportable events occur which require reporting. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on the filed reports and related information furnished to the Company, the Company believes that all such filing requirements were complied with in a timely manner during and with respect to 1998.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the chief executive officers who held office in 1998 and the four other most highly compensated executive officers, for services rendered in all capacities to the Company and its subsidiaries for the last three years.

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                           Long-Term Compensation
                                          ----------------------                  ---------------------------------
                                                                                          Awards           Payouts
                                                                                  ---------------------   ---------
                                                                      Other       Restricted
           Name and                                                   Annual        Stock      Number of    LTIP        All Other
      Principal Position             Year     Salary     Bonus    Compensation(1) Awards($)(2)  Options   Payouts(3) Compensation(4)
      ------------------             ----     ------     -----    --------------  ------------  -------   ---------- ---------------
D. J. McGregor                       1998    $588,878          0      $2,392        7,735            0     $123,680      $218,249
  Chairman & Chief Executive 1997            $553,667   $330,000      $2,446       22,598       70,785     $245,700      $238,865
  Officer (to 10/7/98)               1996    $450,000   $300,000      $5,120       29,241       76,091     $328,700      $247,281

M. D. Walker                         1998    $115,705          0           0            0      100,000     $120,334      $460,017
  Chairman & Chief Executive 1997            $330,000   $215,000      $3,446       41,715      100,000     $453,600      $246,654
  Officer (from 10/7/98)             1996    $660,000   $520,000     $18,965       38,468      100,000     $432,500      $314,686

D. R. Schrank                        1998    $297,000    $37,000    $196,859        5,461            0      $87,360       $56,376
  Senior Vice President-             1997    $287,000   $120,000      $1,110       10,445       22,275     $113,400       $58,823
  Operations                         1996    $275,000   $130,000      $1,312         0(5)       25,302        NA(5)       $50,368

G. W. Henry                          1998    $258,333    $40,000     $74,551        3,846       42,667      $61,520       $60,412
  Executive Vice President-          1997    $236,667   $155,000     $71,015        8,434       15,625      $91,665       $59,460
  Worldwide Plastics                 1996    $212,333   $115,000     $72,149        7,694       17,687      $86,500       $56,791

K. J. Darragh                        1998    $254,167    $25,000    $111,962        1,998       39,111      $31,680       $29,988
  Senior Vice President-             1997    $221,462   $137,000      N/A(6)        6,661       15,625      $72,387        N/A(6)
  Operations                         1996    $173,333   $120,000      N/A(6)        5,547       14,057      $62,280        N/A(6)

M. S. Duffey                         1998    $238,700    $25,000        $455        2,040       34,062      $32,400       $29,261
  Senior Vice President, Finance     1997    $213,333   $117,000        $791        5,947       13,896      $64,638       $29,019
  & Administration & CFO             1996    $190,000   $103,000        $782        7,694       15,018      $86,500       $28,680

----------
(1) The column reports the Company's reimbursements for the Medicare taxes incurred by the named officers on accrued non-qualified plan benefits and in addition to such reimbursement to Mr. Henry in 1996 in the amount of $2,091, in 1997 in the amount of $520, and in 1998 in the amount of $1,388, includes reimbursement for moving expenses and payments to equalize cost-of-living and housing differences in connection with an assignment outside of his home country; and in addition to such reimbursement to Mr. Schrank in 1998 in the amount of $352, includes reimbursement for moving expenses and temporary housing expenses and tax reimbursements for relocation for a temporary assignment, and in addition to such reimbursement to Mr. Darragh in 1998 of $320, includes relocation bonus and tax reimbursements on those expenses. The aggregate amount of perquisites and personal benefits given to each officer did not exceed the disclosure threshholds established by the Securities and Exchange Commission.

(2) The column reports grants of restricted stock to the named individuals during the fiscal year. The value of the awards shown in the table is determined by multiplying the number of shares awarded by the closing market price for the stock on the award date. The total number of restricted shares and the value of those shares at the end of the last fiscal year, based on the year-end closing price for the stock, held by Messrs. McGregor, Walker, Schrank, Henry, Darragh, and Duffey were 4,429/$54,532; 5,757/$70,883; 740/$9,111; 1,881/$23,160; 898/$11,057; and
     1,021/$12,571, respectively. Restricted shares are issued at the same time LTIP payouts are made equal in value to 25% of the value of the Common Stock component of the LTIP payout; neither the restricted shares nor the other shares issued at the same time may be transferred for four years, at which time the restrictions lapse. The named officers receive dividends on their restricted shares at the same time and frequency as all stockholders.

(3) Payout in cash and market value of Common Stock paid under the Company's 1988 Long-Term Incentive Plan in the year following the three-year performance period ending December 31, 1997, 1996, and 1995.

(4) The column reports matching contributions made by the Company under the Non-Qualified Capital Accumulation Plan, a retirement type savings plan, of $68,532, $5,764, $38,237, $35,902, $29,988 and $29,261 for Messrs.
     McGregor, Walker, Schrank, Henry, Darragh, and Duffey, respectively, and the dollar value of split dollar life insurance premiums paid in the amounts of $149,717, $123,170, $18,140 and $24,509, for Messrs. McGregor,
     Walker, Schrank, and Henry, respectively. This column also reports distributions to Mr. Walker of $275,781 from the Non-Qualified Capital Accumulation Plan and $55,302 from the Voluntary Non-Qualified Deferred Compensation Plan.

(5) LTIP payouts in 1996 were for awards made prior to Mr. Schrank's employment.

(6) Prior to his election as a Senior Vice President in 1997, Mr. Darragh did not participate in certain executive benefit plans.

     The Compensation and Organization Committee of the Board of Directors agreed to certain arrangements for Mr. McGregor following his decision to leave the Company on October 7, 1998. In order to qualify to participate in the retiree medical benefits plan, Mr. McGregor was granted a leave of absence until January 3, 2001, when he will formally retire. Mr. McGregor was granted salary continuation for 6 months and severance equal to one year's salary, and received a lump sum benefit under the non-qualified retirement plan of $1.8 million which was enhanced to reflect the benefit he would have been entitled to if he retired at age 62 (Mr. McGregor was 57 in October, 1998). In exchange for these payments Mr. McGregor entered into a covenant not to compete with the Company and released all claims he had or might have had against the Company.

     The Company's Voluntary Non-Qualified Deferred Compensation Plan, approved by stockholders in 1995, provides that executives whose total annual cash compensation exceeds $150,000 may elect to defer up to 25% of his or her salary and up to 100% of his or her short-term compensation and to allocate the deferral to a cash account ("Cash Account") or an account maintained in shares of M.A. Hanna Common Stock (the "Stock Account"). Balances in the Cash Account earn interest quarterly at a rate equal to 125% of the Moody's Corporate Bond Yield Index. As cash dividends are declared on M.A. Hanna Common Stock, the executive's Stock Account is credited with additional shares of M.A. Hanna Common Stock equivalent to cash dividends paid on the balance of shares in the Stock Account. All deferrals to the Stock Account are "matched" by a 25% premium in the form of additional shares of M.A. Hanna Common Stock. When the executive retires, dies or becomes disabled, the full balance in the Cash Account and Stock Account is distributed to the executive, and if employment terminates for any other reason, a partial distribution will be made. Messrs. Darragh, Schrank and Walker have elected to participate in the Plan.

     The Company in 1998 entered into amended and restated employment agreements with certain executive officers, including K. J. Darragh, M.S. Duffey, G. W. Henry, D. R. Schrank and M. D. Walker, which become operative only upon a "change in control" of the Company, as defined in the agreements. The executive officers who did not enter into the amended and restated employment agreement are parties to a predecessor employment agreement which also becomes operative on a "change in control" of the Company and provides similar terms and conditions. The amended and restated agreements provide that the officers will remain employed by the Company in their customary positions from the occurrence of a "change in control" (i) for an initial term of one year which, unless otherwise elected by either party, is automatically extended for an additional one-year period on the first anniversary and each anniversary thereafter or (ii) until normal retirement date, if sooner. During this employment period the officer will receive a base salary at least equal to the annual rate in effect at the time of the "change in control", plus any increases as may be awarded thereafter in accordance with the Company's regular administrative practices, and a bonus under the Company's pay-for-performance plan at least equal to the average of the annual bonuses paid to him under such plan during the three years preceding the time of the "change in control". In addition, during this employment period the officer shall be entitled to continue to participate in all of the Company's benefit programs in which he was participating at the time of the "change in control".

     If the executive officer's employment is terminated for any reason other than death, disability, retirement or cause during the employment term, the officer is entitled to receive, as liquidated damages for the breach of contract, a payment equal to the present value of the sum of the salary and bonus(es) due to the officer for the remainder of his employment term and is also entitled to a payment equal to the present value of his benefits under the Company's benefit plans for the remainder of his employment term supplemented by an amount equal to the present value of the contributions the Company would have made to the plans for the officer for the remainder of the term. The Company is entitled to offset against amounts due to the officer any compensation payments made to the officer by another employer under certain conditions. Termination of employment without cause is defined to include a good faith determination by the officer that due to changed circumstances significantly affecting his position with the Company after the "change in control" occurs, he is unable to carry out his duties and responsibilities.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Potential Realized Value at
                                                                                     Annual Rates of Stock Price
                                              Individual Grants                     Appreciation for Option Term
                             ---------------------------------------------------    ----------------------------
                                            Percent of
                                           Total Options
                                            Granted to
                                           Employees in   Exercise     Expiration
    Name                     Granted (#)    Fiscal Year  Price ($/Sh)     Date          5% ($)        10% ($)
    ----                      --------      -----------  -----------    -------       ---------     ---------
D. J. McGregor                      --          0.0%      $                           $             $
M. D. Walker                   100,000         13.6%      $11.6875      10/07/08      $735,021      $1,862,687
D. R. Schrank                       --          0.0%      $                           $             $
G. W. Henry                     42,667          5.8%      $15.0000      11/04/08      $402,496      $1,020,003
K. J. Darragh                   39,111          5.3%      $15.0000      11/04/08      $368,950      $  934,993
M. S. Duffey                    34,062          4.6%      $15.0000      11/04/08      $321,321      $  814,291

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                    Value of Unexercised
                                                                    Number of           In-the-Money
                                                               Unexercised Options       Options at
                                                                   at FY-End (#)         FY-End ($)
                          Shares Acquired          Value          Exercisable (E)/    Exercisable (E)/
     Name                   on Exercise           Realized       Unexercisable (U)   Unexercisable (U)(1)
     ----                   -----------           --------       -----------------   --------------------
D. J. McGregor                 85,500             $756,378          367,003E            109,062E
                                                                     73,214U                  0U

M. D. Walker                       --                   --          719,988E            197,657E
                                                                    100,000U             62,500U

D. R. Schrank                      --                   --          150,515E                  0E
                                                                     23,945U                  0U

G. W. Henry                     4,500              $16,156           73,304E             49,219E
                                                                     59,491U                  0U

K. J. Darragh                      --                   --           31,901E                  0E
                                                                     54,478U                  0U

M. S. Duffey                       --                   --           39,950E                  0E
                                                                     48,559U                  0U


               LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                      Estimated Future Payouts Under
                                             Performance                Non-Stock Price Based Plans
                                              or Other      ---------------------------------------------------
                             Number of         Period       Threshold Number   Target Number    Maximum Number
                            Performance   Until Maturation   of Performance   of Performance    of Performance
    Name                  Share Units (#)     or Payout      Share Units (#)  Share Units (#)   Share Units (#)
    ----                  ---------------     ---------     ----------------  ---------------   ---------------
D. J. McGregor                    --             --                 --                --                --
M. D. Walker                      --             --                 --                --                --
D. R. Schrank                     --             --                 --                --                --
G. W. Henry                    4,800           3 years           2,400             4,800             9,600
K. J. Darragh                  4,400           3 years           2,200             4,400             8,800
M. S. Duffey                   3,832           3 years           1,916             3,832             7,664

     The number of Performance Shares shown in the table above represent Performance Shares granted pursuant to the Company's 1988 Long-Term Incentive Plan as amended. Performance Shares represent the right to receive payments under the plan at the end of the three-year performance period commencing January 1, 1999. The number of Performance Shares earned by the named officers at the end of the three-year cycle will be determined by the Compensation and Organization Committee and will be based on achievement against earnings per share growth and return on stockholders' equity measures. If the EPS and ROSE targets are met, the target number of Performance Shares will be paid out. If the results exceed target performance, the number of Performance Shares paid will range between the target number and the maximum number of Performance Shares shown in the above table. If, on the other hand, results are less than target performance, the number of Performance Shares paid will range between the target number and the threshold number of Performance Shares. If performance after the three-year performance period fails to reach threshold levels, no Performance Shares will be paid to any of the named officers. Payments will be determined based on the market value of M.A. Hanna Common Stock at the end of the performance period at which time a portion of the award will be paid in shares of M.A. Hanna Common Stock and a portion in cash.

                        Defined Benefit Retirement Plans

     The Salaried Employees Retirement Income Plan ("SERIP") is a non-contributory pension plan covering all officers and certain other salaried employees of the Company. Effective December 31, 1998 SERIP was closed to new participants, benefit accruals ceased and the benefits of the participants were frozen. Upon reaching the normal retirement date (age 65), each participant in SERIP generally is entitled to receive monthly for life a basic benefit equal to the greater of (i) the participant's highest average monthly compensation (including bonuses and overtime) for 60 consecutive months out of the final 120 months of his or her employment or (ii) 1/12th of the average of his or her annual compensation (including bonuses and overtime) during any 5 annual periods in which he or she received the highest compensation included within the final 10 annual periods of his or her employment, which is then multiplied by 2% for the first 20 years of credited service and 1% for the next 20 years of credited service. In addition, benefits are provided for early retirement and to surviving spouses.

     The Company has adopted an excess benefits plan to pay retirement benefits which but for limitations under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code would have been paid under SERIP and will continue to accrue non-qualified benefits for the executive officers for up to a 5-year period in connection with the freezing of SERIP. These benefits will be paid out of the general funds of the Company or trust funds established for this purpose.

     The following table shows estimated annual benefits payable upon retirement to participants in specified remuneration and years-of-service classifications under the Company's above-mentioned two pension plans for salaried employees. Benefits payable under the qualified pension plan are not subject to any deduction for Social Security benefits.

 Average Annual
  Compensation                                 Years of Service at Age 65
For Last 5 Years     --------------------------------------------------------------------------------
  of Employment      15 Years          20 Years          25 Years             30 Years       35 Years
   -----------       --------          --------          --------             --------       --------
    $  300,000       $ 90,000          $120,000          $135,000             $150,000       $165,000
       500,000        150,000           200,000           225,000              250,000        275,000
       700,000        210,000           280,000           315,000              350,000        385,000
       900,000        270,000           360,000           405,000              450,000        495,000
     1,100,000        330,000           440,000           495,000              550,000        605,000

     The credited years of service for retirement benefits for Messrs. Darragh, Duffey, Henry, Schrank and Walker are 1, 4, 23, 5 and 11, respectively.

                  BOARD COMPENSATION AND ORGANIZATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     M.A. Hanna's executive compensation program is structured and administered to drive and incent a level of performance necessary to achieve the Company's vision, support M.A. Hanna's internal culture and operating environment and reinforce its human resource management values. The objectives of the executive compensation program are to:

     o Establish a pay-for-performance philosophy and policy that places a meaningful portion of each executive's compensation at risk with the stockholders, commensurate with the executive's ability to impact bottom line results;

     o Motivate and incent executives to achieve a level of performance consistent with the Company's strategic business objectives and reward them for their achievement;

     o Provide total compensation opportunities which are market competitive, are subject to associated downside risk and offer significant upside opportunities based on performance, thus enabling M.A. Hanna to compete for and retain outstanding, talented and highly motivated executives who are vital to M.A. Hanna's long-term success;

     o Align the interests of executives with the long-term interest of stockholders through incentive-award opportunities that are linked to the long-term performance of the Company and that result in ownership of M.A. Hanna Common Stock; and

     o Retain the skills that are critical to the future success of the Company.

     M.A. Hanna's executive compensation program is comprised of three principal components: base salary; annual incentive compensation; and long-term incentive compensation. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives (including stock-based awards), and less on salary; this approach may result in variability in the executive's actual total cash compensation level from year to year if there are variations in the Company's performance.

     The executive total compensation program is designed to be competitive with the total compensation programs of a broad base of industrial companies with annual sales levels comparable to M.A. Hanna. In order to assess competitive total compensation programs and establish total compensation opportunities for M.A. Hanna executives, the Committee receives the advice of an independent compensation consultant and utilizes data contained in independent compensation surveys such as the Watson Wyatt Data Services' Top Management Report, the Towers Perrin Compensation Data Bank (Cash Compensation and Long-Term Incentive Plan Surveys), the Conference Board's report on Top Executive Compensation and Hewitt's Project 777 Executive Compensation Study.

     M.A. Hanna's total compensation program is structured to provide total compensation opportunities that are commensurate with the Company's ability to demonstrate consistently outstanding performance. In order to drive and reward for a consistent high level of performance, M.A. Hanna's total compensation systems are designed to deliver a total compensation opportunity that is above average. M.A. Hanna targets executive total compensation opportunities for its executives' outstanding performance at the 65th percentile of total compensation opportunities afforded to executives performing similar responsibilities in competitive companies. On the other hand, the total compensation systems are also designed to be responsive in the event the Company's actual performance falls below expectations vis-a-vis the annual operating plan and/or industry comparisons.

Base Salaries

     M.A. Hanna targets its executives' base salaries to the median, or 50th percentile, of base salaries reported in the published surveys referenced above by comparable companies.

     The Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is furnished with data on the current total compensation and total compensation history of each executive officer, current survey data for comparable positions at comparable industrial companies and individual performance appraisal ratings by the Chief Executive Officer for each executive officer except himself. At the meeting the Committee reviews all available data and considers adjustments. In 1998 it made selective adjustments in executive officers' salaries.

Annual Incentive Compensation for 1998

     Because the Company did not achieve its EBIT plan in 1998, the Committee did not approve any payments to the executive officers based on the Company's performance. The Committee approved individual awards for certain executive officers which reflected the individual performance and contribution of those executives in 1998.

1998 Long-Term Incentive Plan Awards

     Under M.A. Hanna's stockholder-approved Long-Term Incentive Plan, the Committee grants stock options and long-term incentive plan performance units ("LTIP Units") annually to cover a three-year performance period. Awards are based on a pay grade level formula which takes into account relevant long-term award data as reported by a broad base of industrial companies in the Towers Perrin Compensation Data Bank Long-Term Incentive Plan Survey.

     In November 1998 the Committee made grants of non-qualified stock options at a purchase price equal to 100% of the fair market value of M.A. Hanna Common Stock on the grant date and awards of LTIP Units in the form of Performance Share units for a three-year performance period beginning on January 1, 1999. The Committee will establish target performance measures to be attained for the performance period, with threshold and maximum achievement levels.

1998 Long-Term Incentive Plan Payments

     The Committee applied the compound annual earnings per share growth and three-year average return on stockholders' equity performance measures established for the three-year performance period ending December 31, 1997 against actual performance and approved a payout of LTIP Units for that performance period at 80% of the target amounts. The Committee elected to make a portion of the payment to each participant in cash and a portion in shares of M.A. Hanna Common Stock, and awarded each participant shares of restricted M.A. Hanna Common Stock equal in value to 25% of the Common Stock portion of the payment. The terms of the restricted stock require the participant to hold the restricted stock and the stock issued in partial payment of the LTIP Unit award for four years, at which time the restrictions lapse.

Chief Executive Officer Compensation

     Mr. D. J. McGregor served as Chief Executive Officer until October 7, 1998. Mr. McGregor's base pay was increased in February 1998. He did not receive any incentive compensation for 1998 nor did he receive any Long-Term Incentive Awards. In consideration of certain commitments and undertakings by Mr.
McGregor, the Company entered into an agreement with him involving certain future payments to him, which is described on page 6 of this proxy statement.

     Mr. M. D. Walker, appointed the Chairman and Chief Executive Officer on October 7, 1998, agreed to rejoin the Company at an annual base salary of $500,000 and to forego any incentive compensation for 1998. The Committee awarded Mr. Walker a non-qualified stock option to purchase 100,000 shares of Common Stock at the closing price on October 8, 1998.

Stock Ownership Guidelines

     Stock ownership guidelines have been established for participants in the Company's Long-Term Incentive Plan which encourages them to acquire a guideline value of M.A. Hanna Common Stock. The guidelines are expressed as a multiple of base salary. The multiples range from three times base salary for the Chief Executive

Officer to 0.5 times base salary for the non-officer, key manager participants in the Plan. Under the policy there will be no penalty for failure to achieve the expected levels of ownership but if a participant does not hold the guideline value of M.A. Hanna Common Stock at the end of a three-year period, up to one-half of his or her annual incentive compensation award will be paid in shares of M.A. Hanna Common Stock until the expected stock ownership value is achieved. The Committee monitors attainment of the guidelines.

Deductibility of Executive Compensation

     Internal Revenue Code Section 162 (m) and regulations thereunder respecting the non-deductibility of certain executive compensation payments in excess of $1 million did not affect the deductibility of M.A. Hanna compensation payments in 1998 and are not expected to affect the deductibility of compensation payments in 1999. Under the stockholder-approved Voluntary Non-Qualified Deferred Compensation Plan, the M.A. Hanna executives to whom Section 162 (m) may apply have elected to defer a portion of their compensation pursuant to the Plan and receive the deferred amounts after retirement, at which time the deductibility of such compensation will not be subject to Section 162 (m).


                     Compensation and Organization Committee
                                M. L. Mann, Chair
                                C. A. Cartwright
                                   W. R. Embry
                                   J. T. Eyton
                                   R. W. Pogue

  Compensation and Organization Committee Interlocks and Insider Participation

     There are no Compensation and Organization Committee interlocks or insider participation.

                                PERFORMANCE GRAPH


                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
  AMONG M.A. HANNA COMPANY, THES&P 500 INDEX AND THE S&P CHEMICALS (SPECIALTY)
                                      INDEX


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


            M.A. HANNA COMPANY        S&P 500      S&P CHEMICALS (SPECIALTY)
            ------------------        -------      -------------------------

12/93             100                   100                 100
12/94             111                   101                  87
12/95             134                   139                 115
12/96             160                   171                 118
12/97             189                   229                 146
12/98             98                    294                 124


     * $100 INVESTED ON 12/31/93 IN STOCK OR INDEX. INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

     This performance graph assumes that the value of the investment in M.A. Hanna and each index was $100 on December 31, 1993 and that all dividends were reinvested.

                             Directors' Compensation

     Directors who are not full-time employees of the Company are compensated for their services by payment of a quarterly retainer fee of $6,750 and a fee of $1,300 for each Board meeting attended. They also receive a fee of $1,100 for each committee meeting attended when the meeting occurs on the same day as a Board meeting and $1,500 when the meeting occurs on a day when no Board meeting is held; Chairs of Board committees are paid an additional quarterly retainer fee of $750. Executive Committee members who are not full-time employees of the Company are paid an additional quarterly retainer fee of $1,250. Directors who are also full-time employees of the Company are not compensated for their services as directors and members of Board committees.

     Under the Directors' Deferred Fee Plan, which was approved by stockholders, non-employee directors are required to defer a minimum of 25% of their quarterly Board retainer fee into a Deferred Benefit Account maintained in Units, which are accounting units equal in value to one share of M.A. Hanna Common Stock. Directors may also elect to defer the balance of his or her retainer fees and meeting fees to the Units account or a cash account. The Units account is credited with additional units equal in value to cash dividends paid on the Common Stock equivalent to the balance of units in the Unit account and the cash account is credited with interest equal to interest payable on 1-year U.S. Treasury bills. Each Deferred Benefit Account maintained in Units is credited after the end of each year with additional units equal in value to 25% of the value of the units credited to each Deferred Benefit Account during the year. The Deferred Benefits Accounts are paid to Directors at the termination of their service or, at the director's election, at his or her death.

     One-time grants of options to purchase shares of the Company's Common Stock were granted in 1991 to all non-employee directors then in office and thereafter to non-employee directors at the time of their election to the Board at an option price equal to the closing sale price of the Common Stock on the New York Stock Exchange on the date of grant. The amount of shares subject to the one-time grant, adjusted for stock splits, is currently 22,500. One-third of the grant becomes exercisable after the director has served for one year from the date of grant, an additional one-third after two years and the balance after three years of service.

     A non-qualified retirement plan for non-employee Directors was terminated effective May 1, 1997, and no further benefits will accrue under the plan from that date for incumbent or future Directors. Each Director then in office who would have been entitled to receive a benefit under the terminated plan received an amount of restricted Common Stock of the Company equal to the net present value on May 1, 1997 of the benefit he or she would have received under the terminated plan, and the restrictions shall lapse upon the Director's termination of service.

     Effective May 1, 1998 the non-employee Directors' compensation includes an annual award of $15,650 in the form of restricted M.A. Hanna Company Common Stock, valued at 100% of the market value of Common Stock on May 1. In general, the restricted shares vest only if the Director serves at least five years on the Board, with payment on the Director's retirement from the Board. If the Director's service is terminated for actions opposed to the best interests of the Company, the restricted shares will be forfeited. This compensation in restricted shares is intended to confirm the mutuality of interest among all stockholders, including the Directors, and maintain director compensation at competitive levels which may be adjusted as appropriate.

        2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors delegated its authority to select and appoint the Company's independent public accountants to the Audit Committee of the Board, which selected and appointed PricewaterhouseCoopers LLP to be the Company's independent public accountants for the year 1999, subject to ratification by the stockholders. The Audit Committee considers PricewaterhouseCoopers LLP to be well qualified.

     If the appointment is not ratified, the Audit Committee will reconsider its decision but will not be bound by the refusal of the stockholders to ratify the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors recommends that the stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

                       Submission of Stockholder Proposals

     If a holder of the Company's Common Stock wishes to present a proposal for consideration at next year's annual meeting, any such proposal must be received at the Company's offices at Suite 36-5000, 200 Public Square, Cleveland, Ohio 44114-2304, Attention: Corporate Secretary, on or before November 3, 1999.

                                  Other Matters

     The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.


                                              JOHN S. PYKE, JR.
                                   Vice President, General Counsel and Secretary

March 18, 1999

================================================================================




                        CONFIDENTIAL VOTING INSTRUCTIONS

                                M.A.HannaCompany
                          EMPLOYEE STOCK OWNERSHIP PLAN
                                    (TRASOP)

Shares of Common Stock of M.A. Hanna Company allocated to your account under the above-named Plan are held of record by Key Trust Company of Ohio, N.A., the Trustee, or its nominee, under said Plan. The Plan provides, however, that participants are entitled to direct the Trustee as to the voting of shares beneficially held in their accounts. The annual meeting of stockholders of M.A. Hanna Company will be held on May 5, 1999, as indicated in the accompanying Proxy Statement.

Election of Directors:

Nominees: C. A. Cartwright, W. R. Embry, J. T. Eyton, R. A. Garda
          G. D. Harnett, D. H. Hoag, G. D. Kirkham, D. B. Lewis,
          M. L. Mann, R. W. Pogue, M. D. Walker

Please indicate by marking on the REVERSE SIDE the manner in which you wish to direct the Trustee as to how the shares beneficially held in your account are to be voted. In the absence of contrary instructions on the REVERSE SIDE, the Plan Trustee or its proxies will vote the shares in your account proportionately in accordance with the instructions received from all participants with shares of Hanna Common Stock allocated to their accounts. A postage-paid envelope is enclosed for your convenience.

    PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                              FOLD AND DETACH HERE

Please mark your
vote as in this
example. [X]


1.   Election of Directors. (see reverse)

                FOR [ ]        WITHELD [ ]


2.   Ratification of appointment of accountants.

          FOR [ ]        AGAINST [ ]         ABSTAIN [ ]


3.   Upon such other business as may properly come before the meeting.

          FOR [ ]        AGAINST [ ]         ABSTAIN [ ]


For, except vote withheld from the following nominee(s)


_______________________________________________________

--------------------------------------------------------------------------------

                                                          ----------------------
                                                               SPECIAL ACTION
                                                          ----------------------
                                                           Comments          [ ]

                                                           Change of Address [ ]
                                                          ----------------------



SIGNATURE ______________________________________          DATE _____________
NOTE: Please sign exactly as name appears hereon.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE